UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1489747
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415 South San Francisco, California 94080	(650) 589-9445
(Address of Principal Executive Offices, including Zip Code)	(Registrant’s Telephone Number, Including Area Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered:
None	None

Securities to be Registered Pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Common Stock Warrants

(Title of class)

Explanatory Note

The sole purpose of this amendment is to amend Exhibit 10.14 to the registration statement as indicated in Item 15(b) of this amendment. No other change is made to this registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 15(b) and the Exhibit Index of the registration statement.

EXHIBITS

(b)	The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1+	Third Amended and Revised Joint Plan of Reorganization of Fleming Companies, Inc. and its Subsidiaries Under Chapter 11 of the Bankruptcy Code, dated May 25, 2004.

3.1+	Certificate of Incorporation of Core-Mark Holding Company, Inc.

3.2+	Amended and Restated Bylaws of Core-Mark Holding Company, Inc.

4.1+	Form of Class 6(B) Warrant

10.1+	2004 Long-Term Incentive Plan

10.2+	2004 Directors Equity Incentive Plan

10.3+	2005 Long-Term Incentive Plan

10.4+	2005 Directors Equity Incentive Plan

10.5+	Form of Indemnification Agreement for Officers and Directors

10.6+	Credit Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto from Time to Time as Lenders, General Electric Capital Corporation as Agent and Lender, Congress Financial Corporation (Western) as Co-Syndication Agent and Lender, JP Morgan Chase Bank as Co-Syndication Agent and Lender, Bank of America, N.A. as Co-Documentation Agent and Lender, Wells Fargo Foothill, LLC as Co-Documentation Agent and Lender, and GE Canada Finance Holding Company as Canadian Lender with GECC Capital Markets Group, Inc. as Lead Arranger.

10.7+	First Amendment, dated September 24, 2004, to the Credit Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto from Time to Time as Lenders, General Electric Capital Corporation as Agent and Lender, Congress Financial Corporation (Western) as Co-Syndication Agent and Lender, JP Morgan Chase Bank as Co-Syndication Agent and Lender, Bank of America, N.A. as Co-Documentation Agent and Lender, Wells Fargo Foothill, LLC as Co-Documentation Agent and Lender, and GE Canada Finance Holding Company as Canadian Lender with GECC Capital Markets Group, Inc. as Lead Arranger.

10.8+	Second Amendment and Consent, dated June 30, 2005, to the Credit Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto from Time to Time as Lenders, General Electric Capital Corporation as Agent and Lender, Congress Financial Corporation (Western) as Co-Syndication Agent and Lender, JP Morgan Chase Bank as Co-Syndication Agent and Lender, Bank of America, N.A. as Co-Documentation Agent and Lender, Wells Fargo Foothill, LLC as Co-Documentation Agent and Lender, and GE Canada Finance Holding Company as Canadian Lender with GECC Capital Markets Group, Inc. as Lead Arranger.

E-1

Exhibit No.	Description

10.9+	Note and Warrant Purchase Agreement, dated as of August 20, 2004, among Core-Mark Holdings Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Minter-Weisman Co., Wells Fargo Bank, N.A. and the Purchasers listed therein.

10.10+	Amendment and Consent, dated as of June 30, 2005, to the Note and Warrant Purchase Agreement, dated as of August 20, 2004, among Core-Mark Holdings Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Minter-Weisman Co., Wells Fargo Bank, N.A. and the Purchasers listed therein.

10.11+	Registration Rights Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc. and the parties listed on Schedule I attached thereto (previously filed as Exhibit 10.10 to the Company’s Form 10 Registration Statement filed on September 6, 2005).

10.12+	Form of Common Stock Purchase Warrant

10.13+	Credit Agreement, dated October 12, 2005, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, General Electric Capital Corporation and Wachovia Capital Finance Corporation (Western), as Co-Syndication Agents, and Bank of America, N.A. and Wells Fargo Foothill, LLC, as Co-Documentation Agents.

10.14	Pledge and Security Agreement, dated October 12, 2005, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc., as Grantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.15+	Amended and Restated Administrative Claims Guaranty Agreement, dated August 31, 2004, between Core-Mark Holding Company, Inc. and the Post Confirmation Trust.

10.16+	Subordinated Secured Guaranty Agreement, dated August 20, 2004, between Core-Mark Holding Company, Inc. and the Reclamation Creditors’ Trust.

10.17+	Junior Subordinated Secured Guaranty Agreement, dated August 20, 2004, between Core-Mark Holding Company, Inc. and the Reclamation Creditors’ Trust.

10.18+	Amendment and Acknowledgement, dated October 12, 2005, to the Subordinated Secured Guaranty Agreement, dated August 20, 2004, and the Junior Subordinated Secured Guaranty Agreement, dated August 20, 2004, between Core-Mark Holding Company, Inc. and the Reclamation Creditors’ Trust.

11.1+	Statement of Computation of Earnings Per Share (required information contained within this Form 10)

16.1+	Letter from Burr, Pilger & Mayer LLP regarding change of certifying accountant.

21.1+	List of Subsidiaries of Core-Mark Holding Company, Inc.

+	Previously filed.

E-2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: November 7, 2005	By:	/s/ J. MICHAEL WALSH
	Name:	J. Michael Walsh
	Title:	President and Chief Executive Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description
2.1+	Third Amended and Revised Joint Plan of Reorganization of Fleming Companies, Inc. and its Subsidiaries Under Chapter 11 of the Bankruptcy Code, dated May 25, 2004.

3.1+	Certificate of Incorporation of Core-Mark Holding Company, Inc.

3.2+	Amended and Restated Bylaws of Core-Mark Holding Company, Inc.

4.1+	Form of Class 6(B) Warrant

10.1+	2004 Long-Term Incentive Plan

10.2+	2004 Directors Equity Incentive Plan

10.3+	2005 Long-Term Incentive Plan

10.4+	2005 Directors Equity Incentive Plan

10.5+	Form of Indemnification Agreement for Officers and Directors

10.6+	Credit Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto from Time to Time as Lenders, General Electric Capital Corporation as Agent and Lender, Congress Financial Corporation (Western) as Co-Syndication Agent and Lender, JP Morgan Chase Bank as Co-Syndication Agent and Lender, Bank of America, N.A. as Co-Documentation Agent and Lender, Wells Fargo Foothill, LLC as Co-Documentation Agent and Lender, and GE Canada Finance Holding Company as Canadian Lender with GECC Capital Markets Group, Inc. as Lead Arranger.

10.7+	First Amendment, dated September 24, 2004, to the Credit Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto from Time to Time as Lenders, General Electric Capital Corporation as Agent and Lender, Congress Financial Corporation (Western) as Co-Syndication Agent and Lender, JP Morgan Chase Bank as Co-Syndication Agent and Lender, Bank of America, N.A. as Co-Documentation Agent and Lender, Wells Fargo Foothill, LLC as Co-Documentation Agent and Lender, and GE Canada Finance Holding Company as Canadian Lender with GECC Capital Markets Group, Inc. as Lead Arranger.

10.8+	Second Amendment and Consent, dated June 30, 2005, to the Credit Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto from Time to Time as Lenders, General Electric Capital Corporation as Agent and Lender, Congress Financial Corporation (Western) as Co-Syndication Agent and Lender, JP Morgan Chase Bank as Co-Syndication Agent and Lender, Bank of America, N.A. as Co-Documentation Agent and Lender, Wells Fargo Foothill, LLC as Co-Documentation Agent and Lender, and GE Canada Finance Holding Company as Canadian Lender with GECC Capital Markets Group, Inc. as Lead Arranger.

10.9+	Note and Warrant Purchase Agreement, dated as of August 20, 2004, among Core-Mark Holdings Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Minter-Weisman Co., Wells Fargo Bank, N.A. and the Purchasers listed therein.

Exhibit No.	Description
10.10+	Amendment and Consent, dated as of June 30, 2005, to the Note and Warrant Purchase Agreement, dated as of August 20, 2004, among Core-Mark Holdings Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Minter-Weisman Co., Wells Fargo Bank, N.A. and the Purchasers listed therein.

10.11+	Registration Rights Agreement, dated August 20, 2004, among Core-Mark Holding Company, Inc. and the parties listed on Schedule I attached thereto (previously filed as Exhibit 10.10 to the Company’s Form 10 Registration Statement filed on September 6, 2005).

10.12+	Form of Common Stock Purchase Warrant

10.13+	Credit Agreement, dated October 12, 2005, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc, as Borrowers, the Lenders Signatory Thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, General Electric Capital Corporation and Wachovia Capital Finance Corporation (Western), as Co-Syndication Agents, and Bank of America, N.A. and Wells Fargo Foothill, LLC, as Co-Documentation Agents.

10.14	Pledge and Security Agreement, dated October 12, 2005, among Core-Mark Holding Company, Inc., Core-Mark Holdings I, Inc., Core-Mark Holdings II, Inc., Core-Mark Holdings III, Inc., Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., Head Distributing Company, Inc. and Minter-Weisman Co., Inc., as Grantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.15+	Amended and Restated Administrative Claims Guaranty Agreement, dated August 31, 2004, between Core-Mark Holding Company, Inc. and the Post Confirmation Trust.

10.16+	Subordinated Secured Guaranty Agreement, dated August 20, 2004, between Core-Mark Holding Company, Inc. and the Reclamation Creditors’ Trust.

10.17+	Junior Subordinated Secured Guaranty Agreement, dated August 20, 2004, between Core-Mark Holding Company, Inc. and the Reclamation Creditors’ Trust.

10.18+	Amendment and Acknowledgement, dated October 12, 2005, to the Subordinated Secured Guaranty Agreement, dated August 20, 2004, and the Junior Subordinated Secured Guaranty Agreement, dated August 20, 2004, between Core-Mark Holding Company, Inc. and the Reclamation Creditors’ Trust.

11.1+	Statement of Computation of Earnings Per Share (required information contained within this Form 10)

16.1+	Letter from Burr, Pilger & Mayer LLP regarding change of certifying accountant.

21.1+	List of Subsidiaries of Core-Mark Holding Company, Inc.

+	Previously filed.